Exhibit 10.1

PORTIONS OF THIS EXHIBIT 10.1 MARKED BY AN *** HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

CONFIDENTIAL TREATMENT REQUESTED BY THE WARNACO GROUP, INC.

                                                                                                                                    DMG

                                                                                                                                    2 Jul 12

May 31, 2012

Calvin Klein, Inc. (“CKI”) 205 West 39th Street New York, N.Y. 10018 Attention: Mr. Tom Murry

Re:

Bridge Apparel License Agreement (dated January 31, 2006, as amended)

Bridge Apparel Retail Store License Agreement Europe (dated January 31, 2006)

Bridge Accessories License Agreement (dated January 31, 2006, as amended)

Bridge Accessories only Retail Store License Agreement Europe (dated January 31, 2008, as amended)

Bridge Accessories only Retail Store License Agreement – C&SA (dated January 31, 2008 as amended)

Bridge Apparel Retail Store License Agreement – C&SA (dated 31 October 2011) (collectively the “ Bridge Licenses”)

Dear Tom:

CKI and one or more affiliated Warnaco entities (hereinafter individually or in the aggregate, referred to as “Warnaco”) entered into all of the Bridge Licenses referenced above, and have agreed with each other on all the terms and conditions relating to the termination of the Bridge Licenses and the reversion to CKI of all the rights granted to Warnaco thereunder, as well as certain modifications to the Bridge Licenses, all as set forth herein.

Accordingly, for good and valuable consideration as mutually determined between the parties, CKI and Warnaco each, all and both agree and confirm the following (the “Amendment”):

1.

All of the Bridge Licenses shall terminate effective December 31, 2012 (the “Termination Date”), except that Warnaco will continue, subject to and in accordance with all the terms of the applicable Bridge Licenses (except as modified herein), to exclusively commercialize and sell the Spring/Summer 2013 collection men’s  Bridge Apparel and men’s and women’s Bridge Accessories in the licensed Territories under the applicable Bridge Licenses through December 31, 2012; and Warnaco will continue on a non-exclusive basis to sell any and all remaining inventory of men’s and women’s Bridge Apparel and Bridge Accessories (including Spring/Summer 2013) through the disposal period ending August 31, 2013 (the “Disposal Period”),  in distribution channels in the licensed Territories in accordance with the terms of the applicable Bridge Licenses.

CONFIDENTIAL TREATMENT REQUESTED BY THE WARNACO GROUP, INC.

2.  The obligations, performance and termination of the Bridge Licenses shall be in accordance with the terms and provisions of the applicable Bridge Licenses, except as otherwise modified hereby. Warnaco agrees to waive its receipt of formal written notification of termination of the Bridge Apparel License under §2.1 thereof by CKI, as provided for in the Bridge Apparel License.

3.  CKI and Warnaco agree to cooperate in good faith with each other and with CKI’s designee, including any successor licensee, in order to facilitate the orderly transition of the businesses conducted under the Bridge Licenses. Such cooperation will include, without limitation, the following:

(a)            Any press releases or public statements issued regarding the transition of such businesses will be subject to the written approval of both parties.

(b)            If requested by CKI, Warnaco will assist CKI (and its designee) in encouraging any distributors, agents, and sub-licensees for Warnaco’s bridge business operated pursuant to one or more of the Bridge Licenses, to meet with and, if CKI and such third party so elect, to continue their relationships and enter into agreements with CKI (or its designee), subject to CKI’s (or its designee’s) direct negotiations with such distributors, agents, and sub-licensees.  Warnaco will provide information as reasonably requested by CKI (or its designee), when possible (subject to confidentiality provisions) regarding such relationships.

(c)            Warnaco will review with CKI (or its designee) the status of any sublicense (wholesale and/or retail store) and distributorship relationships so that CKI (or its designee) can fully understand where there might be opportunities to take over or continue such relationships (and possibly enter into direct agreements).  As to store locations, Warnaco will assist CKI (and/or its designee) in obtaining other non-confidential information pertaining to bridge stores (including copies of lease agreements when possible and details about the lessors), including, without limitation, timing of any planned or anticipated bridge store closing or conversions, so that CKI (and/or its designee) can evaluate the possibility (if any) of continuing, without any obligation to do so, the operations of such stores (and entering into direct agreements as to same).

4.  Commencing with the Fall 2013 season, CKI has the right for Fall 2013 and subsequent seasons to itself produce and license others the rights to produce, commercialize and sell Bridge Apparel and Bridge Accessories in the Territories under the Bridge Licenses (among other territories) in all channels.

5.   CKI (or its designee) agrees to reimburse Warnaco for its actual, *** costs reasonably incurred (and subject to reasonable substantiation) in connection with Bridge Apparel and Bridge Accessories products for Spring/Summer 2013 in an amount up to, but not to exceed, *** in the aggregate.

6.   CKI further agrees, subject to reasonable substantiation of such costs, to reimburse (or have its designee reimburse) Warnaco for the actual *** costs related to Spring/Summer

CONFIDENTIAL TREATMENT REQUESTED BY THE WARNACO GROUP, INC.

2013 products: (i) in an amount up to, but not to exceed, *** for Bridge Apparel and (ii) in an amount up to, but not to exceed, *** for Bridge Accessories.

7.   Warnaco hereby offers to transfer, assign or sell to CKI (or its designee), at Warnaco’s  *** computed under United States Generally Accepted Accounting Principles (“USGAAP”),  certain fixed assets, including, but not limited to, fixtures associated with or supporting Warnaco’s Bridge Apparel or Bridge Accessories stores or concessions, in whole or in part, the ultimate selection of which (if any) will be at CKI’s  (or its designee’s) discretion and as per notification to Warnaco no later than November 30, 2012.  CKI (or its designee) shall have no obligation to purchase any or all such fixed assets.

8.   By no later than January 31, 2013, Warnaco will close or convert existing Bridge retail stores to CKU, CKJ, or CKJ Accessories stores.   Prior thereto but by no later than October 1, 2012, Warnaco will provide to CKI a schedule of all existing Bridge retail stores by location (indicating full price or outlet) which Warnaco has determined to close or not to convert (specifying closing date) together with the *** of all fixed assets and improvements of each individual store as stated on Warnaco’s then current balance sheet; for this purpose, *** shall be computed under USGAAP. CKI (or its designee) will have until November 30, 2012 to notify Warnaco in writing which, if any, such stores CKI (or its designee) desires transferred to it, and if so Warnaco agrees to use its reasonable commercial efforts to obtain lessor’s consent to a transfer of such certain stores on lease terms acceptable to CKI (or its designee), including any consent fee. For any such leases transferred to CKI (or its designee), CKI agrees that it shall be CKI’s  (or its designee’s) responsibility to pay and to reimburse Warnaco for the *** of all fixed assets as computed under USGAAP for such store,  and that it shall be CKI’s (or its designee’s) responsibility to pay any consent fees required by any lessor in connection with such transfer.  Warnaco currently plans to convert or has converted five (5) existing Bridge outlet stores in Europe to CKJ outlet stores and represents and warrants that it will not open any additional CKJ outlet stores until it is in compliance with the Store Ratios (full priced to outlet) under the applicable license for the applicable term.

9.   Warnaco will continue to pay Minimum Guaranteed Fees under the Bridge Apparel License and the Bridge Accessories License through and including the *** thereunder (i.e. ***), provided however, that Warnaco will not be responsible for remitting any MNST “shortfall” payments (as to Percentage Fees and Advertising Expenditure amounts,  as described in Section 2.1 of  the Bridge Licenses) for any such period and CKI waives any rights and any and all claims relating to such “shortfall” amounts and payments for such period,  except as provided below with respect to the ***  (***).  Percentage Fees will continue to be due at all times, including, applicable to sales during the Disposal Period, in accordance with the terms of the applicable Bridge Licenses.

10.   Warnaco has already remitted *** and *** for Minimum Advertising Expenditures (“MAE”) under the Bridge Apparel and Bridge Accessories Licenses, respectively (totaling approximately ***). CKI has already committed *** of that paid MAE. Warnaco shall be entitled to a credit of *** and shall have no further obligation for any

CONFIDENTIAL TREATMENT REQUESTED BY THE WARNACO GROUP, INC.

advertising expenses or obligations, including any Co-op/PR Obligation, for the *** (i.e., ***) or forward.

11.  Warnaco will remit to CKI the additional “shortfall” Percentage Fees and Advertising Expenditure amounts pursuant to Section 2.1 of the Bridge Apparel License only with respect to the *** (i.e., ***) of such license in an amount agreed upon by the parties to be a total of *** (approximately ***).  Such amount is separately confirmed between the parties in that certain agreement dated as of July 27, 2012 resolving all audit issues under the Bridge Licenses and other licenses for the period January 1, 2006-December 31, 2009, the terms of which are set forth in an e-mail from Warnaco to CKI dated April 13, 2012 (the “Audit Agreement”).

12.   CKI has agreed to expand the licensed territory for and under the CKJ Jeanswear Apparel and CKJ Jeanswear Accessories licenses to add and include certain additional countries in Africa and countries and certain jurisdictions in the rest of the world as set forth in the amendments annexed hereto; and the parties will finalize and execute the amendments in substantially the form of the amendments annexed hereto as promptly as possible.

13.   Warnaco will continue to be responsible for and will perform all of its obligations and actions under the Bridge Licenses through the Termination Date and during the Disposal Period, and thereafter as to those obligations that survive the termination of such agreements (including for example, indemnification provisions) as stated in the Bridge Licenses, in each case, except as modified by this Amendment. Each of CKI and Warnaco, for themselves and each of their parents, subsidiaries, affiliates, shareholders, officers, directors, employees, predecessors, successors and assigns (collectively, the “Parties”) hereby forever release and discharge each other and, reciprocally, the Parties, from any claims and causes of actions under the Bridge Licenses in connection with or related to Warnaco’s failure to meet the Minimum Net Sales Thresholds in the Bridge Apparel License and CKI’s exercise of its termination rights for such failure or any other claim primarily based on facts or circumstances that CKI is aware of as of the date hereof.  This release shall not relate to any breach of any obligation under this Amendment. CKI’s release of Warnaco in this Paragraph 13 is subject to and conditioned upon Warnaco’s compliance with the payment obligations hereunder and in the Audit Agreement.

14.            This Amendment and, as applicable, the Audit Agreement, supersedes all earlier communications, proposals, discussions and negotiations between the parties concerning the termination and reversion of the Bridge Licenses. This Amendment shall not be amended, altered, supplemented, modified, superseded, terminated or otherwise changed, and no provision may be waived, unless in writing executed by the parties and exchanged between them.

15.            This Amendment is governed by and is to be construed in accordance with the laws of the State of New York concerning the interpretation and validity of contracts, as if entered into and fully performed herein and without regard to any choice of law, conflicts of law or other similar concepts.

CONFIDENTIAL TREATMENT REQUESTED BY THE WARNACO GROUP, INC.

16.            Any dispute or disagreement between the parties concerning this Amendment or, as applicable, the Audit Agreement, not otherwise resolved between them, shall be determined and resolved through the breach and dispute resolution provisions set forth in the Bridge Licenses.

17.            Except as otherwise modified herein, the Bridge Licenses shall remain in full force and effect. To the extent there is any discrepancy between this Amendment and any one or more of the Bridge Licenses, this Amendment shall govern and control.

18.  This Amendment was drafted and negotiated with full and equal participation from the parties, and no provision herein may be construed against or in favor of any party because of the relevant bargaining positions, strengths or sophistication thereof or because it drafted any particular provisions.

19.  All rights and remedies that either party may have hereunder or by operation of law are cumulative, and the pursuit of one right or remedy will not be deemed an election to waive or renounce or to choose among one or more rights or remedies.

20.            The terms of this Amendment are and shall be kept confidential. Except as may be required by law or regulation, or as expressly agreed in writing by the parties, no party shall make any disclosure of this Amendment and terms hereof, except that each party may disclose the same to such of its officers, directors, employees, representatives, agents, auditors, attorneys, and other parties that are required to be advised in connection with such party’s performance of this Amendment.

21.            This Amendment may be executed in multiple counterparts, each of which shall be regarded for all purposes as an original, and such counterparts shall constitute a single document. The parties may exchange signatures (in counterparts) by electronic mail or facsimile transmission, which signatures are deemed to be original, valid and binding.

The parties have executed this Amendment on this 3rd day of August, 2012.

Very truly yours,

Warnaco Inc.

By:             /s/ Jay Dubiner

CONFIDENTIAL TREATMENT REQUESTED BY THE WARNACO GROUP, INC.

Acknowledged, Agreed and Accepted:

Calvin Klein, Inc.

By:              /s/ Tom Murry

Title:             Chief Executive Officer

Date:             August 3, 2012

CONFIDENTIAL TREATMENT REQUESTED BY THE WARNACO GROUP, INC.

ANNEX A

Incorporated herein by reference to Exhibit 10.2 of the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2012, filed on August 6, 2012.

CONFIDENTIAL TREATMENT REQUESTED BY THE WARNACO GROUP, INC.

ANNEX B

Incorporated herein by reference to Exhibit 10.3 of the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2012, filed on August 6, 2012.

CONFIDENTIAL TREATMENT REQUESTED BY THE WARNACO GROUP, INC.

ANNEX C

Incorporated herein by reference to Exhibit 10.4 of the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2012, filed on August 6, 2012.

CONFIDENTIAL TREATMENT REQUESTED BY THE WARNACO GROUP, INC.

ANNEX D

Incorporated herein by reference to Exhibit 10.5 of the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2012, filed on August 6, 2012.

CONFIDENTIAL TREATMENT REQUESTED BY THE WARNACO GROUP, INC.

ANNEX E

Incorporated herein by reference to Exhibit 10.6 of the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2012, filed on August 6, 2012.

CONFIDENTIAL TREATMENT REQUESTED BY THE WARNACO GROUP, INC.

ANNEX F

Incorporated herein by reference to Exhibit 10.7 of the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2012, filed on August 6, 2012.